UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

September 5, 2006
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

311 Bonnie Circle
Corona, California		92880
(Address of principal executive		(Zip Code)
offices)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry Into A Material Definitive Agreement.

On September 5, 2006, Watson Pharmaceuticals, Inc. (the “Company”) announced the appointment of Thomas R. Russillo to the position of Executive Vice President of the Company and President of the Company’s U.S. Generics Division.  Mr. Russillo’s appointment is effective September 5, 2006 (the “Effective Date”).

The Company has entered into an employment agreement with Mr. Russillo, pursuant to which:

(i)                                                       it has agreed to pay Mr. Russillo an annual base salary of $700,000;

(ii)                                                    it has agreed to pay to Mr. Russillo (a) a $75,000 sign-on bonus payable within thirty (30) days of the Effective Date and (b) a $60,000 guaranteed bonus payable within fifteen (15) days of March 1, 2007;

(iii)                                                 beginning with the 2007 calendar year, Mr. Russillo is eligible to receive annual cash bonus targeted at 50% of his then current base salary based upon (a) the Company’s actual performance against certain financial targets, (b) the actual performance of the U.S. Generics Division against certain financial targets and (c) individual performance goals, all such targets and goals as approved by the Compensation Committee;

(iv)                                                beginning with the 2007 calendar year, Mr. Russillo is eligible to receive an additional annual cash bonus equal to 15% of his then current base salary upon the attainment of certain strategic initiatives approved by the Compensation Committee; and

(v)                                                   it has agreed to issue to Mr. Russillo (a) 20,000 shares of restricted stock of the Company and (b) an initial option grant to purchase 60,000 shares of the Company’s common stock, each to be issued under the Company’s Amendment and Restatement of the 2001 Incentive Award Plan and using the Company’s standard form of restricted stock agreement or option agreement, as applicable.

By its terms, the employment agreement terminates on December 31, 2009.

Before joining the Company as Executive Vice President and President of the Company’s U.S. Generics Division, Mr. Russillo served as a consultant to the Company in connection with the Company’s integration planning related to its anticipated acquisition of Andrx Corporation.  In such capacity, Mr. Russillo earned approximately $384,500 for his services from February 21, 2006 to September 1, 2006.

Mr. Russillo’s employment agreement with the Company is attached hereto as Exhibit 10.1.

Item 5.02                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 5, 2006, the Company announced the appointment of Thomas R. Russillo to the position of Executive Vice President of the Company and President of the Company’s U.S. Generics Division.  Mr. Russillo’s appointment is effective September 5, 2006.   The description of Mr. Russillo’s compensation arrangement is hereby incorporated by reference from Item 1.01 above.

Prior to serving the Company in his capacity as a consultant, Mr. Russillo, age 63, previously served as President, Ben Venue Laboratories, a division of Boehringer Ingelheim from 1990 through December 2004.  From January 2005 until September 1, 2006 Mr. Russillo served as a consultant to various clients in the pharmaceutical industry.  Mr. Russillo received his undergraduate degree in Biology from Fordham University.

The news release announcing Mr. Russillo’s appointment to the position of Executive Vice President of the Company and President of the Company’s U.S. Generics Division is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d).	Exhibit

	10.1	Key Employment Agreement entered into as of September 5, 2006 by and between Thomas R. Russillo and the Company.

	99.1	News Release titled “Watson Names Thomas Russillo President, U.S. Generics Division” dated September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2006.	WATSON PHARMACEUTICALS, INC.

	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary